                                                               Exhibit (a)(1)(C)

                              NOTICE OF WITHDRAWAL
                                 OF SURRENDER OF
                    2.875% CONVERTIBLE SENIOR NOTES DUE 2024
                                    issued by
                            CENTERPOINT ENERGY, INC.
                     CUSIP Numbers: 15189TAK3 and 15189TAL1*

                     Pursuant to the Company Notice given by
                            CenterPoint Energy, Inc.
                             Dated December 14, 2006

          SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER NOTES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 12, 2007. NOTES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 12, 2007.

          HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY ("DTC") NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

                              The Paying Agent is:
            The Bank of New York Trust Company, National Association

Mail:                        Express Delivery:              Hand Delivery:
-----                        -----------------              --------------
The Bank of New York Trust   The Bank of New York Trust     The Bank of New York Trust
Company, N.A.                Company, N.A.                  Company, N.A.
Global Corporate Trust       Global Corporate Trust         c/o JPMorgan Chase Bank
P.O. Box 2320                2001 Bryan Street, 9th Floor   Global Corporate Trust
Dallas, TX 75221-2320        Dallas, TX 75201               4 New York Plaza - 1st Floor
                                                            New York, NY 10004-2413

                                For Information:

                                  Mauri Cowen
                                 (713) 483-6603

          Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Company Notice dated December 14, 2006 of CenterPoint Energy, Inc., a Texas corporation (the "Company"), and the accompanying Purchase Notice, relating to the offer to purchase by the Company, at the option of the holder thereof, the Company's 2.875% Convertible Senior Notes due 2024 (the "Notes") for $1,000 in cash per Note plus accrued and unpaid interest to the Purchase Date, subject to the terms and conditions of the Indenture, the Notes and related offer materials, as amended and supplemented from time to time (the "Offer"). The amount of interest that will be payable with respect to the Notes on the Purchase Date is $14.375 per $1,000 principal amount of the Notes.

          This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the surrender of such Notes in the Offer if (1) Notes have been previously surrendered to the Paying Agent, or (2) delivery of such Notes has been previously made by book-entry transfer to the Paying Agent's account at The Depository Trust Company ("DTC") pursuant to the book-entry transfer procedures described under the caption "Procedures to Be Followed by Holders Electing to Surrender Notes for Purchase" in the Company Notice.

* These CUSIP Numbers have been assigned to this issue by the CUSIP Service Bureau and are included solely for the convenience of the holders of the Notes. Neither the Company nor the Trustee shall be responsible for the selection or use of these CUSIP Numbers, nor is any representation made as to their correctness on the Notes or as indicated in this notice.

Ladies and Gentlemen:

          The undersigned hereby withdraws the undersigned's surrender for purchase to the Company of the Notes described below, which Notes were previously surrendered for purchase pursuant to the Company Notice.

          The undersigned understands that the withdrawal of Notes previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned's Purchase Notice. Such withdrawn Notes may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

          All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

                      DESCRIPTION OF NOTES BEING WITHDRAWN

                                                                        AGGREGATE
                                                                        PRINCIPAL
                                                                         AMOUNT
                                                          AGGREGATE       WHICH
                                            AGGREGATE     PRINCIPAL      REMAINS
  NAME(S) AND ADDRESS(ES)                   PRINCIPAL       AMOUNT     SUBJECT TO
  OF REGISTERED HOLDER(S)    CERTIFICATE      AMOUNT        BEING       PURCHASE
(PLEASE FILL IN, IF BLANK)    NUMBER(S)*   REPRESENTED   WITHDRAWN**     NOTICE
--------------------------   -----------   -----------   -----------   ----------


TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN

* Need not be completed by holders surrendering the Notes by book-entry transfer.

** Unless otherwise indicated in the column labeled "Aggregate Principal Amount Being Withdrawn" and subject to the terms and conditions of the Company Notice, a holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount Represented."

                               METHOD OF DELIVERY

[ ]  Check here if Notes were physically delivered to the Paying Agent.

[ ] Check here if Notes were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution: ______________________________________________
                                                  (PLEASE PRINT)

Address:                          ______________________________________________
                                                  (PLEASE PRINT)

                                  ______________________________________________
                                                                        ZIP CODE

Telephone:                        ______________________________________________

Facsimile:                        ______________________________________________

Contact Person:                   ______________________________________________

Date Surrendered:                 ______________________________________________

DTC Account Number:               ______________________________________________

Transaction Code Number:          ______________________________________________

                                PLEASE SIGN BELOW
                  (TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
                             NOTES BEING WITHDRAWN)

          This Notice of Withdrawal must be signed by the registered holder(s) of Notes exactly as his (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority to so act.

          If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid power of attorney.

________________________________________________________________________________

________________________________________________________________________________
               (SIGNATURE(S) OF HOLDER(S) OR AUTHORIZED SIGNATORY)

Date:     _________________, 200_

Name(s):  ______________________________________________________________________

          ______________________________________________________________________
                                      (PLEASE PRINT)

Capacity: ______________________________________________________________________

Address:  ______________________________________________________________________

          ______________________________________________________________________
                                   (INCLUDING ZIP CODE)

Area Code and Telephone No.: ( ) _____________________

                        SIGNATURE GUARANTEE (IF REQUIRED)
        CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION
             (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)
               (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER
                 (INCLUDING AREA CODE) OF ELIGIBLE INSTITUTION)
                             (AUTHORIZED SIGNATURE)
                                 (PRINTED NAME)
                                     (TITLE)

Date: _____________________, 200_.